UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2017

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐                                    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(e) - On June 30, 2017, BofI Holding, Inc. (the “Registrant”) and its wholly owned subsidiary BofI Federal Bank (together, the “Company”), entered into a Second Amended and Restated Employment Agreement (the “Agreement”) with Mr. Gregory Garrabrants in connection with his service as President and Chief Executive Officer of the Company. The Agreement, effective as of June 30, 2017, amends and restates the Amended and Restated Employment Agreement, dated May 26, 2011, between the Company and Mr. Garrabrants.

Under the terms of the Agreement (i) the Company will employ Mr. Garrabrants for an initial term ending on June 30, 2022, subject to one-year renewals thereafter, and (ii) on and after July 1, 2017, Mr. Garrabrants will receive an annual base salary of $700,000.
The Agreement changes Mr. Garrabrants’ compensation and bonus structure by generally 1) tying his annual restricted stock unit award to the size of the Registrant’s common stock market capitalization adjusted positively (or negatively) by the annual increase (or decrease) in the Registrant’s common stock price and dividend return above (or below) the ABAQ common stock index, and 2) modifying the cash bonus for annual financial performance to be positively (or negatively) adjusted by the amount equal to two percent (2%) of net income above 15% of average book value for the year, as well as other modified individual performance factors and 3) increasing his base salary from $375,000 to $700,000 per year.
The Agreement contains the following provisions: (1) An Annual Cash Incentive Award equal to the excess, if any, of (a) the sum of (i) the Adjusted Target Bonus and (ii) the Financial Performance Bonus, minus (b) the amount of any Accumulated Amount; provided that if the Annual Cash Incentive Award is less than zero (0), then no Annual Cash Incentive Award will be earned or paid. The Annual Cash Incentive Award will be individually measured at the end of each fiscal year with a beginning target amount of 150% of Mr. Garrabrants’ base salary. (2) A performance-based Annual Restricted Stock Unit Award equal to between $2,500,000 and $4,000,000 plus (or minus) the Shareholder Return Equity Value and any Equity Accumulated Amount divided by average daily stock price (adjusted for splits, etc.) for Registrant’s shares in the final month of the prior Fiscal Year.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement attached hereto as Exhibits 99.1, which is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description
99.1	Second Amended and Restated Employment Agreement, dated as of June 30, 2017, by and between Mr. Gregory Garrabrants and BofI Holding, Inc. and BofI Federal Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date: July 6, 2017	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer